UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 29, 2010

Date of Report (Date of earliest event reported)

CROWN MEDIA HOLDINGS, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	000-30700	84-1524410
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12700 Ventura Boulevard

Studio City, California 91604

(Address of Principal Executive Offices)

(818) 755-2400

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously disclosed, on February 26, 2010, Crown Media Holdings, Inc. (the “Company”) entered into the Master Recapitalization Agreement with Hallmark Cards, Incorporated (“Hallmark Cards”), H C Crown Corp. (“HCC”) and related entities that provides for the recapitalization transactions and the agreements (collectively, the “Transactions”) described in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2010 (the “March 8-K”) and the Company’s definitive Information Statement filed with the SEC on May 21, 2010 (the “Information Statement”).  The Transactions were consummated on June 29, 2010.

The Transactions (as further described in the March 8-K and the Information Statement, which descriptions are incorporated by reference) included the exchange of approximately $1.162 billion of debt (the “HCC Debt”) for new debt, preferred stock and common stock, mergers of two intermediate holding companies, filing of the Second Amended Charter and the authorization for the future filing of the Third Amended Charter. Under the terms of the Master Recapitalization Agreement the HCC Debt was converted into:

•                                          $315 million principal amount of new debt and issued pursuant to the terms of the Credit Agreement included as Exhibit A to the Master Recapitalization Agreement (including (i) the Term A Loan of $200 million bearing interest of 9.5% per annum through December 31, 2011, increasing to 12% on and after January 1, 2012 through December 31, 2013; and (ii) the Term B Loan of $115 million bearing interest at 11.5% through December 31, 2011, increasing to 14% on and after January 1, 2012 and continuing through December 31, 2013);

•                                          185,000 shares of the Company’s Series A Convertible Preferred Stock (“Preferred Stock”) issued pursuant to the Certificate of Designation included as Exhibit C to the Master Recapitalization Agreement; and

•                                          254,887,860 shares of common stock based on the Conversion Price set forth in the Master Recapitalization Agreement, resulting in HCC owning approximately 90.3% of the Class A Common Stock.

The Conversion Price (as defined in the Master Recapitalization Agreement) was $2.5969.  At closing, Crown issued Preferred Stock and Class A Common Stock as follows:

•                                          to HCC, 185,000 shares of Preferred Stock with an initial conversion price of $2.5969 (which is subject to future adjustments as provided in the Certificate of Designation), which shares would be convertible into an estimated 71,238,785 shares of Class A Common Stock at such Conversion Price;

•                                          to HCC, 254,887,860 shares of Class A Common Stock, which amount is equal to the HCC Debt as of the closing (which was approximately $1.162 billion) less $500.0 million divided by the Conversion Price; and

•                                          as a result of the mergers of each of Hallmark Entertainment Investments Co. (“HEIC”) and Hallmark Entertainment Holdings, Inc. (“HEH”) with and into the Company, to HCC, Liberty Crown, Inc., VISN Management Corp. and JP Morgan Partners (BHCA), L.P., in the aggregate, 83,817,071 shares of Class A Common Stock, with 83,817,071 shares of Crown’s Class A and Class B Common Stock owned by HEIC prior to the closing being cancelled.

Immediately following the closing of the Transactions, HCC holds 324,885,516 shares of Class A Common Stock, zero shares of Class B Common Stock (as a result of the Class B Common Stock being eliminated by the Second Amended Charter), and 185,000 shares of Preferred Stock.

As part of the Transactions, two intermediate holding companies were merged with and into the Company.  HEIC merged with and into the Company and HEH subsequently merged with and into the Company.  The mergers were intended to provide greater liquidity to the minority stockholders of HEIC who now hold publicly-traded Class A Common Stock of the Company. The mergers also simplify Hallmark’s ownership interest in the Company.

In addition, the Transactions resulted in the following (as further described in the March 8-K and the Information Statement, which descriptions are incorporated by reference):

•                                          filing of the Company’s Second Amended and Restated Certificate of Incorporation (the “Second Amended Charter”) to: increase the authorized shares of Class A Common Stock to 500,000,000 shares and decrease the authorized Preferred Stock to 1,000,000 shares, which may be issued in series designated by the Board of Directors, of which 400,000 are designated as Series A Preferred Stock pursuant to the Certificate of Designation; reclassify each outstanding share of Class B Common Stock as one share of Class A Common Stock and eliminate the Class B Common Stock; amend provisions on the handling of corporate and business opportunities between the Company and Hallmark and its affiliates; and provide a limited opt-out of the restrictions on business combinations under Section 203 of the Delaware General Corporation Law;

•                                          filing of the Certificate of Designation, stating the rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of the Preferred Stock;

•                                          execution of the amendment to the Tax Sharing Agreement, between the Company and Hallmark Cards;

•                                          execution of the Registration Rights Agreement, by and among the Company, HCC and certain HEIC stockholders;

•                                          execution of the amendment to the Company’s revolving line of credit and Hallmark’s agreement to guarantee up to $30.0 million for a revolving line of credit;

•                                          execution of the Stockholders Agreement, by and among the Company, HCC and Hallmark Cards, pursuant to which Hallmark entities agreed not to acquire, through December 31, 2013, additional shares of Class A Common Stock, subject to certain exceptions, and agreed to certain restrictions on their ability to sell or transfer shares of Class A Common Stock until December 31, 2013 and, subject to lesser restrictions, until December 31, 2020; and

•                                          authorization of the filing of the Third Amended and Restated Certification of Incorporation to effect the reverse stock split described therein, at the request of a special committee of the Board of Directors at any time prior to December 31, 2013.

The share issuances pursuant to the Transactions, along with the intermediate holding company mergers, the Second Amended Charter, and the Third Amended Charter were approved by written consent of the holders of 71.8% of the outstanding shares of Crown’s Class A Common Stock, all of the outstanding shares of Crown’s Class B Common Stock and approximately 94.5% in voting power of Crown’s outstanding capital stock generally.

The share issuances pursuant to the Transactions were exempt from registration under the Securities Act of 1933, as amended, pursuant to exemptions under Section 4(2) of the Securities Act.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01 above regarding the terms of the Credit Agreement by and among the Company and its subsidiaries and HCC.

In connection with the Transactions, the Company entered into Amendment No. 17, effective June 29, 2010, to the Company’s amended credit agreement with JP Morgan Chase Bank.  Amendment No. 17, among other things, extends the maturity date of the credit facility provided by the credit agreement to June 30, 2011 from August 31, 2010.  Pursuant to Amendment No. 16 to the credit facility, entered into on March 2, 2010, the maximum amount that may be borrowed under the credit facility is $30.0 million.

Amendment No. 17 terminates the Hallmark Cards Subordination and Support Agreement.  The Hallmark Cards Facility Guarantee remains in place and an intercreditor agreement among HCC, JP Morgan Chase Bank and the Company was entered into allowing for payments to HCC pursuant to the Transactions.  The credit facility is guaranteed by HCC and the Company’s subsidiaries and is secured by all tangible and intangible assets of the Company and its subsidiaries. Interest under the credit facility is equal to the LIBO Rate (as defined in Amendment No. 17) plus 2.25%, in the case of a Eurodollar Loan (as defined in Amendment No. 17), and the Alternate Base Rate (as defined in Amendment No. 17) plus 1.25%, in the case of an Alternate Base Rate Loan.

As of the closing of the Transactions, the Company had no outstanding borrowings under the credit facility.  Interest expense on borrowings under the credit facility for each of the years ended December 31, 2007, 2008,  and 2009, was $5.4 million, $2.1 million, and $350,000, respectively.

The credit facility, as amended, contains a number of affirmative and negative covenants.  The Company was in compliance with these covenants as of the date of this report.  The affirmative and negative covenants and default provisions are described in the Company’s Annual Reports on Form 10-K filed with the Commission.

The Company paid to JP Morgan Chase Bank a fee of $25,000 in connection with the execution of Amendment No. 17.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above.

ITEM 3.03	MATERIAL MODIFICATION OF RIGHTS OF SECURITY HOLDERS

See Item 1.01 above.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

See Item 1.01 above.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

The exhibit filed herewith is described on the Exhibit Index, which immediately precedes such exhibit and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN MEDIA HOLDINGS, INC.
(Registrant)

Date	June 29, 2010	By	/s/ Charles L. Stanford
Charles L. Stanford
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1

Amendment No. 17, dated as of June 29, 2010, to the Credit, Security, Guaranty and Pledge Agreement, dated as of August 31, 2001 among Crown Media Holdings, Inc. as Borrower, the Guarantors named therein, and JP Morgan Chase Bank as Administrative Agent and as Issuing Bank.

99.1	Press Release regarding closing of the Recapitalization.